UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023 (April 24, 2023)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 S Rogers Circle, Suite 3, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On April 24, 2023, Smart for Life, Inc. (the “Company”) implemented the previously announced one-for-50 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) by filing a Certificate of Amendment to its Articles of Incorporation that became effective on April 24, 2023 (the “Certificate of Amendment”). The Reverse Stock Split has no effect on the number of shares of Common Stock authorized for issuance or on the par value of the Company’s Common Stock. The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Common Stock began trading on a split-adjusted basis when the Nasdaq Capital Market opened on April 24, 2023 under the symbol “SMFL” with a new CUSIP number (83204U301).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation of Smart for Life, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2023	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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